UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

VAXGEN, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

Note Repurchase Agreement

On October 27, 2008, VaxGen, Inc. (“VaxGen”) entered into a Note Repurchase Agreement with Drawbridge Special Opportunities Fund LP (the “Drawbridge Agreement”), whereby VaxGen agreed to repurchase its 5 1/2% convertible senior subordinated notes due April 2010 (each, a “Note,” and collectively, the “Notes”).

Pursuant to the Drawbridge Agreement, VaxGen agreed to repurchase its Notes in the principal amount of $5,000,000 at a purchase price of $4,150,000, plus accrued interest of $20,625.03 based on an assumed settlement date of October 28, 2008.

The transaction described above was initiated by the noteholder and was not the result of any solicitation by or on behalf of VaxGen.

The Drawbridge Agreement is attached to this report as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the Drawbridge Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Note Repurchase Agreement, dated October 27, 2008, by and between VaxGen, Inc. and Drawbridge Special Opportunities Fund LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: October 30, 2008

By: /s/ James P. Panek
James P. Panek
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Repurchase Agreement, dated October 27, 2008, by and between VaxGen, Inc. and Drawbridge Special Opportunities Fund LP.